                        FIRST AMENDMENT TO RIGHTS AGREEMENT

     This FIRST AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated as of May 14, 1999 (the "Amendment"), is by and between DIVERSIFIED CORPORATE RESOURCES, INC., a Texas corporation (the "Company"), and, at the request of the Company, HARRIS TRUST AND SAVINGS BANK, a national banking association, as Rights Agent (the "Rights Agent").

                                       RECITALS

     1. The Company and the Rights Agent executed that certain Rights Agreement dated as of May 1, 1998 (the "Rights Agreement").

     2. The Board of Directors of the Company (the "Directors") believes it to be in the best interest of the Company to amend the Rights Agreement so as to provide additional protection with respect to accidental triggering of the dilutive provisions of the Rights Agreement.

     3. The Directors, pursuant to resolutions adopted on March 26, 1999, authorized an officer of the Company to execute the Amendment and direct the Rights Agent to execute the Amendment.

                                      AGREEMENT

     Accordingly, in consideration of the premises and the mutual agreement herein set forth the parties hereby agree as follows:

     1. The Rights Agreement is hereby amended by deleting Section 1(a) in its entirety and substituting the following in lieu thereof:

          "(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) an Exempt Person (as such term is hereinafter defined) or (ii) any such Person who has reported or is required to report such ownership (but less than 25%) on Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report), which Schedule 13D (including an amendment to Schedule 13D) does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule 13D (other than the disposition of the Common Stock) and, within 10 Business Days (as such term is hereinafter defined) of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 14.99% inadvertently or without knowledge of the effect of the terms of the Rights and

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     who, together with all Affiliates and Associates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; PROVIDED, HOWEVER, that (A) if the Person requested to so certify fails to do so within 10 Business Days or (B) if such Person thereafter becomes obligated to file a Schedule 13D (including an amendment to a Schedule
     13D) that would state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule 13D (other than the disposition of the Common Stock), then such Person shall become an Acquiring Person immediately thereafter. Notwithstanding the foregoing,
     (x) if, as of the date hereof, any Person is the Beneficial Owner of 15% or more of the shares of Common Stock outstanding, such Person shall not be or become an "Acquiring Person" unless and until such time as such Person shall become the Beneficial Owner of an additional 1% of the shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, either such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding or such Person is exempted from the definition of "Acquiring Person" pursuant to Section 1(a)(ii) hereof and (y) no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares of Common
     Stock beneficially owned by such Person to 15% or more of the shares of Common Stock then outstanding; PROVIDED, HOWEVER, that if a Person shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an "Acquiring Person" unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, either such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding or such Person is exempted from the definition of "Acquiring Person" pursuant to Section 1(a)(ii) hereof. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof."

     2. The Rights Agreement is hereby amended by deleting Section 1(l) in its entirety and substituting the following in lieu thereof:

          "(l) "Exempt Person" shall mean the Company or any Subsidiary (as such term is hereinafter defined) of the Company, in each case including, without limitation, in its


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     fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company, J. Michael Moore and his Affiliates or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company."

     3. The Rights Agreement, as amended hereby, shall remain in full force and effect.

     4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.









                              [INTENTIONALLY LEFT BLANK]


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

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.


                                       DIVERSIFIED CORPORATE RESOURCES, INC.


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Its:
                                           ----------------------------------


                                       HARRIS TRUST AND SAVINGS BANK, as Rights
                                       Agent


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Its:
                                           ----------------------------------





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